UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2011

UNIONTOWN ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52560	98-0441419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

314 – 837 West Hastings Street, Vancouver, BC V6C 3N6
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (604) 642-6410

_____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 15, 2011, Uniontown Energy Inc., (the “Company”, “we”, “us” “our”) appointed Patrick Smyth as vice president of finance of the Company.

Patrick Smyth – Vice President of Finance

Since October of 2009, Patrick Smyth has been the Managing Director at iSmartCheck, an electronic transaction payments processor and provider of bank related payment solutions. Mr. Smyth founded this company primarily as an ISO (Independent Sales Organization) and works closely with USA-based banks and payment processing companies. As Managaing Director, his role was to build the organization, drive sales and marketing efforts and build strategic partnerships.

He founded Ocean Eclipse Ltda. in October of 2006 and has been the company’s Managing Director since inception. Ocean Eclipse provides venture capital, early stage financing, corporate and public media relations, investment research, analysis, consulting for private companies looking for a public listing, private placements, corporate finance advice, operational planning and other specialized services to emerging technology and energy ventures.

From May of 2003 to October of 2006, Mr. Smyth was the chief executive officer of Keno.com Ltd. He founded the company and coordinated its public listing. The company was engaged in the business of developing and operating interactive gaming software. As CEO, he was responsible for all financings and founded Red Felt Software Ltd. (UK Subsidiary) for the building of all associated software. While at Keno.com, he also acted as a gaming consultant to Gerson Lehrman's Consumer Goods & Services Group and a "GLG Leader" and was in the top 5% of their global network.

From September of 1999 to May of 2003, he was the chief executive offer of Wiremix Media Inc. As CEO, he founded the company; an advertising agency specializing in gaming and advertising with a roster of over 75 clients and team of 50 employees. Mr. Smyth developed sales and marketing teams, in-house database software, built over 500 websites and managed high profile clients. The company progressed from revenues of $2.5 MM in its first year to $5 MM per year when the company sold to new ownership.

Mr. Smyth was born and raised in Vancouver, Canada, graduating from St. George's Boys School and then attended the University of British Columbia where he obtained a Bachelor of Arts Degree.

Mr. Smyth currently resides in Whistler, British Columbia, Canada. We appointed Mr. Smyth as vice president of finance due to his experience in raising capital and building coporate operations from the ground up.

There have been no transactions between the Company and Mr. Smyth since the Company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIONTOWN ENERGY INC.

/s/ Darren R. Stevenson
Darren R. Stevenson
President and Director
Date: April 27, 2011